Exhibit 3.2
SIXTH
AMENDED AND RESTATED
BYLAWS
OF
DEX ONE CORPORATION
(As amended and in effect as of January [___], 2010)
ARTICLE I — STOCKHOLDERS
Section 1.01 Annual Meeting. An annual meeting of the stockholders of Dex One Corporation (the “Corporation”), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the State of Delaware), on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors”) shall designate and as may be stated in the notice of the annual meeting. The Board of Directors may, in its sole discretion, determine that the annual meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. The first annual meeting of stockholders following the date on which all conditions to the consummation of the Joint Plan of Reorganization of R.H. Donnelley Corporation and its Subsidiaries (as Modified) (the “Plan”) filed pursuant to Section 1121(a) of Chapter 11 of Title 11 of the United States Code and confirmed by an order of the United States Bankruptcy Court for the District of Delaware dated as of January 12, 2010 have been satisfied or waived as provided in Article IX of the Plan, and all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date as defined by the Plan have occurred (the “Effective Date”), shall be held no earlier than the first anniversary of the Effective Date and no later than 75 days following the date that the Corporation files its annual report on Form 10-K for the fiscal year ended December 31, 2010.
Section 1.02 Special Meeting. Special meetings of the stockholders may only be held upon call of a majority of the entire Board of Directors (as defined in Section 2.01), the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary at the request in writing of stockholders holding shares representing at least 25% of the voting power of shares of stock issued and outstanding and entitled to vote on the matter(s) and for the purposes stated in the written request of such stockholders. Any such written request for a special meeting must include a notice which complies with the procedures set forth in Section 1.06 applicable to a special meeting requested by stockholders. Special meetings of the stockholders may be held at such time and at such place, within or without the State of Delaware, as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, and as may be stated in the notice setting forth such call. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. The business transacted at a special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of the meeting. Nominations of persons for election to the Board of Directors pursuant to Section 2.01 may be made at a special meeting of stockholders called by stockholders at which directors are to be elected; provided that any nomination by a stockholder of any person for election to the Board of Directors at such a special meeting must be delivered at the time the stockholder requests a special meeting and must comply with the applicable procedures set forth in Section 1.06.
Section 1.03 Notice of Meetings; Adjournment. Written notice of the place, if any, date, and time of all meetings of the stockholders and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given in accordance with this Section 1.03 and Article VI, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise required by law.
Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place, if any. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in accordance with this Section 1.03 and Article VI.
An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.
Section 1.04 Quorum. At all meetings of the stockholders of the Corporation, the holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise required by law, the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), or these Bylaws for a specified action; provided that if a separate class vote is required with respect to any matter, the holders of a majority in voting power of the shares of stock of such class issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum of such class for the transaction of any business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws for a specified action. If such a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or stockholders entitled to cast a majority of the votes entitled to be cast thereat, present in person or by proxy, shall have power to adjourn the meeting to another place, date or time.
Section 1.05 Stockholders Entitled to Vote and Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described, except that a separate record date may be established to determine the stockholders entitled to vote at any meeting of stockholders, which record date shall be any date after the date that the notice of such meeting of stockholders is given pursuant to this Section 1.05 and before or on the date of such meeting of stockholders; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date or record dates to determine the stockholders entitled to notice of or to vote at such adjourned meeting.
Section 1.06 Order of Business at Annual Meetings and Special Meetings. At any annual meeting, such business (including nominations for election of directors) shall be conducted only if brought before such annual meeting by or at the direction of the Board of Directors or by any stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.06 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and who complies with the procedures set forth in this Section 1.06.
For business to be properly brought before an annual meeting by a stockholder, the business must be a proper subject for action by stockholders and the stockholder must give written notice to the Secretary of the Corporation (the “Secretary”) in accordance with this Section 1.06. The stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting the following: (i) a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the complete text of any resolutions to be presented at the meeting; (ii) the name and address of the stockholder, as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the business is being brought; (iii) a representation that the stockholder is a holder of the Corporation’s voting stock and the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the stockholder or beneficial owner; (iv) any material interest of the stockholder or beneficial owner in such business; and (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date to determine the stockholders entitled to vote at the meeting not later than 10 days after such record date). In the case of nomination(s) for election as a director, the stockholder’s notice must comply with the previous two sentences and shall also include: (A) the name, age, business address and residence address of the nominee(s); (B) the principal occupation or employment of the nominee(s); (C) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the nominee(s); (D) a description of all arrangements or understandings among the stockholder or such beneficial owner and the nominee(s), pursuant to which the nomination(s) are to be made by the stockholder or beneficial owner; (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee; and (F) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.
Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to all matters set forth in this Section 1.06.
In connection with any request by stockholders for a special meeting of stockholders pursuant to Section 1.02, including any nomination of any person for election to the Board of Directors at such special meeting, the request for such special meeting must include a notice which complies with the two paragraphs immediately preceding this paragraph.
The chairman of any meeting of stockholders shall, if the facts warrant, determine and declare that business (including any stockholder nominations for election of director(s)) not properly brought before the meeting in accordance with the provisions of this Section 1.06 shall not be transacted at the meeting.
Notwithstanding anything in this Section 1.06 to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for the additional directorships created by the increase in the size of the Board of Directors that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the

Corporation. Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to all matters set forth in this Section 1.06.
At all meetings of the stockholders, the Chairman of the Board, or, in the Chairman of the Board’s absence (or inability or refusal to act), the Chief Executive Officer, President, or, in the absence (or inability or refusal to act) of all of the aforementioned officers, the most senior Vice-President, shall act as chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business which is not a proper matter for stockholder action or not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls, whether any vote shall be by written ballot, the adjournment of the meeting and the appointment of one or more inspectors to act at the meeting. The secretary of each meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 1.07 Proxies. Subject to applicable law, every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, including waiving any notice of any meeting, voting or participating at a meeting. No proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if and only so long as it is coupled with an interest sufficient in law to support an irrevocable power.
Execution of a proxy may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Any copy, facsimile or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 1.08 Voting by Fiduciaries, Pledgors and Joint Owners. Persons holding voting stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation such pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee or such pledgee’s proxy may represent said stock and vote thereon.
If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(a)	if only one votes, such act binds all,

(b)	if more than one votes, the act of the majority so voting binds all,

(c)	if more than one votes, but the vote is evenly split on any particular matter, each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by such court.
If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.
Section 1.09 Method of Voting; Required Vote. The vote at any election or upon any question at any meeting of stockholders need not be by written ballot, except as required by law. Notwithstanding the immediately preceding sentence, the Board of Directors, in its discretion, or the chairman presiding at a meeting of stockholders, in the chairman’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors (which shall be governed by Sections 2.01 and 2.03), shall be determined by a majority of the voting power of the shares of stock issued and outstanding present in person or by proxy at the meeting and entitled to vote thereon (and in the context of a separate class vote, a majority of the voting power of the shares of stock of such class issued and outstanding present in person or by proxy at the meeting and entitled to vote thereon).
Section 1.10 Stockholders List. A complete list of stockholders entitled to vote at any meeting of stockholders, for each class or series of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at the principal place of business of the Corporation (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date). Nothing contained in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place other than the Corporation’s principal place of business, then the stockholders list shall also be kept at the place of the meeting during the whole time of the meeting and shall be open to the examination of any stockholder who is present and entitled to vote at such meeting. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
ARTICLE II — BOARD OF DIRECTORS
Section 2.01 Number and Election. The number of directors constituting the entire Board of Directors, which shall be not less than 3 directors, shall be fixed from time to time solely by a resolution passed by (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, the entire Board of Directors. For purposes of these Bylaws, the “Sunset Time” shall mean the time of the commencement of the second annual meeting of the stockholders of the Corporation after the Effective Date. The initial number of directors constituting the entire Board of Directors shall be seven. As used in these Bylaws, the term “entire Board of Directors” means the total number of directors the Corporation would have if there were no vacancies. Pursuant to the Plan, the directors as of the Effective Date are David C. Swanson, Alan F. Schultz, Mark McEachen, Jonathan B. Bulkeley, W. Kirk Liddell, Richard Kuersteiner and Eugene I. Davis. Except as provided in Section 2.03, directorships shall be filled at each annual meeting of the stockholders or at a special meeting called by the stockholders where the election of directors is a purpose stated in the written request of the requisite stockholders requesting a special meeting in accordance with Section 1.02 and Section 1.06. Each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Except as provided in Section 2.03, each director shall be elected by the vote of the majority of the votes cast with respect to the director at an annual meeting of stockholders at which a quorum is present; provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the votes of the plurality of the shares represented in person or by proxy at such annual meeting and entitled to vote on the election of directors. A majority of the votes cast in an election of a director shall mean that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election and, unless otherwise provided by Delaware law, shares not present, “broker nonvotes” and shares voting “abstain” or “abstentions” shall not be counted as a vote cast either “for” or “against” a director’s election for purposes of determining whether a nominee for director has received a majority of the votes cast.
If a nominee for director who is an incumbent director is not elected, the director shall promptly tender such director’s resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Corporate Governance Committee’s recommendation or the Board of Director’s decision with respect to his or her resignation. In addition, if there are not at least two members of the Corporate Governance Committee who were elected at the annual meeting, then each of the independent members of the Board of Directors who were elected at the meeting shall appoint a committee amongst themselves to consider all resignations tendered and recommend to the Board of Directors whether to accept them (which committee of the independent members shall act in lieu of the Corporate Governance Committee with respect to the resignations tendered in such circumstances).
If the incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until such director’s successor is elected and qualified or such director’s earlier death resignation or removal. If the Board of Directors accepts a director’s resignation pursuant to this Section 2.01, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 2.03 or may decrease the size of the Board of Directors by resolution.
Section 2.02 Nomination of Directors. Subject to any limitations stated in the Certificate of Incorporation and except as may otherwise be provided in the Certificate of Incorporation with respect to the holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, nominations for the election of directors may only be made by the Board of Directors, the Corporate Governance Committee or the applicable committee established by the Board of Directors in accordance with Article III (a “Committee”), as appropriate, or by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in Section 1.06. No person shall be eligible for election as a director unless nominated in accordance with this Section 2.02 and, in the case of a nominee by any stockholder, Section 1.06.
Section 2.03 Vacancies and Increases. Newly created directorships resulting from any increase in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, removal or other cause shall be filled solely by a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director and may not be filled by any other person or persons, including stockholders. Any director appointed in accordance with this Section 2.03 to fill a newly created directorship or to fill a vacancy shall serve until the next annual meeting of stockholders that is at least 120 days after the appointment of such director and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal.
Section 2.04 Powers. In addition to the powers and authority expressly conferred upon the Board of Directors by law, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not in violation of law, or required to be exercised or done by the stockholders under applicable law, the Certificate of Incorporation or these Bylaws.
Section 2.05 Meeting of Newly Elected Board of Directors. The newly elected Board of Directors may meet at the place of the meeting at which such newly elected Board of Directors was elected, for the purpose of organization or otherwise, and no notice of such meeting to the newly elected directors shall be necessary in order to validly constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as may be fixed by the consent in writing of all of the newly elected directors, or upon notice as provided in Section 2.09, or without notice as provided in Section 6.02.
Section 2.06 Meetings. Regular meetings of the Board of Directors may be held at such times as shall from time to time be determined by the Board of Directors by resolution or otherwise. Special meetings shall be held only when called by the Chairman of the Board, the Chief Executive Officer, the President or any two directors.
Section 2.07 Place of Meetings. Except as otherwise provided in Section 2.05, meetings of the Board of Directors may be held at such place within or without the State of Delaware as shall be stated in the notice of meeting or waiver thereof. Any member or members of the Board of Directors or of any Committee may participate in a meeting of the Board of Directors, or any such Committee, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 2.08 Quorum; Required Vote. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of (i) prior to the Sunset Time, the lesser of (x) 66 2/3% of the directors present at any meeting at which there is a quorum and (y) a majority of the entire Board of Directors and (ii) on and after the Sunset Time, a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors unless a greater number is required by law or by the Certificate of Incorporation. If at any meeting of the Board of Directors there shall be less than a quorum present, then a majority of those present may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting, until a quorum is obtained.
Section 2.09 Board of Directors’ Notices. Except as otherwise provided in Section 6.02, notice of each special meeting of the Board of Directors shall be given to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail, and shall state the place, date and time for the meeting. Any such notice shall be addressed, where applicable, to such director at his or her last known address as the same appears on the books of the Corporation. Notice of a meeting of the Board of Directors shall state the purpose or purposes thereof and no other business may come before the meeting except if the directors present and voting at the meeting constitute at least 66 2/3% of the persons who are then directors and entitled to vote on whatever business may come before the meeting, and such directors agree upon such matters to be discussed and/or transacted at such special meeting. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders in the same place, if any, at which such meeting was held.
Section 2.10 Compensation and Expenses. Directors may receive such compensation and expenses, including such compensation and expenses for attendance at meetings of the Board of Directors, the Audit and Finance Committee, the Compensation and Benefits Committee, the Corporate Governance Committee, or any other Committee established in accordance with Article III, as may be determined from time to time by affirmative vote of (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, the entire Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.11 Director Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent (which may be by facsimile, telecopy or other electronic transmission) thereto is signed by all members of the Board of Directors or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the Committee.
Section 2.12 Resignation and Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a director is effective at a future time, following the receipt of notice of resignation in accordance with this Section 2.12, the Board of Directors may, in accordance with Section 2.03, elect a successor to take office when the resignation becomes effective.
Section 2.13 Reliance upon Records. Every director, and every member of any Committee, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.
ARTICLE III — COMMITTEES
The Corporation shall have a standing Audit and Finance Committee, Compensation and Benefits Committee and Corporate Governance

Committee of the Board of Directors, in each case to be maintained in compliance with the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Corporation’s common stock is then listed and applicable law, and in each case with such rights, duties and obligations as are customarily possessed by such committees at similarly situated companies. The Board of Directors may, by resolution or resolutions passed by (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, the entire Board of Directors, designate such other Committees as it may deem appropriate (and may discontinue the same at any time by resolution or resolutions passed by a majority of the entire Board of Directors), each Committee to consist of one or more of the directors of the Corporation. The members of any Committee shall be appointed by, and shall hold office at the pleasure of, (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee by resolution or resolutions passed by (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, the entire Board of Directors. No Committee shall have the power to: (i) approve or adopt, or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; (ii) change the number of directors constituting the entire Board of Directors; (iii) fill any vacancy on the Board of Directors or any Committee; or (iv) adopt, amend or repeal these Bylaws. Regular meetings of any Committee shall be held at such time and place as the Committee may determine, and special meetings may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chairman of the Committee or any other member of the Committee. Notice of each meeting of a Committee shall be given (or waived) in the same manner as notice for a Board of Directors’ meeting may be given (or waived), and a majority of the members of the entire Committee shall constitute a quorum for the transaction of business. The act of (i) prior to the Sunset Time, the lesser of (x) 66 2/3% of the members of any Committee present at any meeting at which there is a quorum, and (y) a majority of the entire Committee and (ii) on and after the Sunset Time, a majority of the members of the entire Committee present at any meeting at which there is a quorum shall be the act of the Committee unless a greater number is required by law or by the Certificate of Incorporation. In the absence of disqualification of any member of any such Committee or Committees, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors, who is not an officer of the Corporation or any of its subsidiaries and who otherwise is qualified to serve on such Committee, to act at the meeting for all purposes in the place of any such absent or disqualified Committee member.
ARTICLE IV — OFFICERS
Section 4.01 General. The Board of Directors, as soon as may be practicable after each annual meeting of the stockholders, shall appoint officers of the Corporation, including a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and shall also choose a Chairman of the Board. The Board of Directors may also elect a President, a Chief Financial Officer, a Chief Operating Officer and a Controller. The Board of Directors may also from time to time (i) appoint such other officers (including one or more Assistant Vice Presidents, and one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or (ii) may delegate to any elected officer of the Corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, powers and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two offices may be held by the same person.
Section 4.02 Term; Removal; Resignation and Vacancy. All officers of the Corporation shall hold office until their respective successors are elected or appointed and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise stated in a notice of resignation, a resignation shall take affect when received by the officer to whom it is directed, without any need for its acceptance. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by any elected officer to whom the Board of Directors has delegated the power to appoint an officer to such office.
Section 4.03 Powers and Duties. Each of the officers of the Corporation shall have powers and duties prescribed by law, by the Bylaws or by the Board of Directors and, unless otherwise prescribed by the Bylaws or by the Board of Directors, shall have such further powers and duties as ordinarily pertain to that office. Any officer, agent, or employee of the Corporation may be required to give bond for the faithful discharge of such person’s duties in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.
ARTICLE V — CERTIFICATES OF STOCK; UNCERTIFICATED SHARES
Section 5.01 Stock Certificates. The shares of stock of the Corporation may be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe.
To the extent shares are represented by a certificate, the certificate of stock shall be signed by such officer or officers of the Corporation as may be permitted by law to sign (which signatures may be facsimiles), and shall be countersigned and registered in such manner, all as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.
Section 5.02 Book-Entry Shares. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.
Section 5.03 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies or other qualified institutions to act as transfer agents or registrars of the stock of the Corporation. Any such bank, trust company or other qualified institution appointed to act as transfer agent or registrar of the stock of the Corporation shall transfer stock of the Corporation in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.
Section 5.04 Lost, Destroyed or Wrongfully Taken Certificates. If an owner of a certificate representing shares of stock in the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, destruction or wrongful taking of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.
If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form
Section 5.05 Additional Rules and Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. All references to stock or shares in these Bylaws shall refer to either stock or shares represented by certificates or uncertificated stock, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated stock of the Corporation.
ARTICLE VI — NOTICES
Section 6.01 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given by the Corporation to any stockholder, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by courier such as UPS, Federal Express or Airborne Express, telecopy or facsimile transmission. Any such notice shall be addressed to such stockholder, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or delivered by courier, telecopy or facsimile transmission shall be the time of the giving of the notice. If mailed, such notice shall be deemed to be given when deposited in United States mail in a sealed envelope addressed to such person at such person’s address as it appears on the records of the Corporation with postage paid thereon. Notices to directors shall be given in accordance with Section 2.09.
Section 6.02 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
Attendance at a meeting of stockholders, the Board of Directors, or any Committee as may from time to time be established, shall constitute a waiver of notice of such meeting, except when the stockholder, director or member of such Committee attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 6.03 Dispensation with Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.
Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.
ARTICLE VII — MISCELLANEOUS
Section 7.01 Offices. The Corporation may have offices both within and without the State of Delaware.
Section 7.02 Seal. The Corporation may adopt a seal in the discretion of the Secretary, which seal, if adopted, shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered Committee, a facsimile thereof may be impressed or affixed or reproduced.
Section 7.03 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year beginning January 1 and ending December 31.

Section 7.04 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice-President, or any other officer of the Corporation authorized by the Chairman of the Board, the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders or with respect to any action of stockholders or equity holders of any other corporation, company, partnership or other entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation, company, partnership or other entity, and to dispose of such securities.
Section 7.05 Checks and Notes. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.
Section 7.06 Inspection of Books. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Delaware, except as otherwise expressly provided by law. Except as authorized by the Board of Directors, or provided by law, no stockholder shall have any right to inspect any books, document or account of the Corporation, and the Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of the Corporation (other than the original stock ledger), or any of them, shall be open to the inspection of stockholders.
Section 7.07 Amendment of Bylaws. Except as set forth below, these Bylaws may be amended, altered or repealed and new Bylaws adopted by the affirmative vote of the holders of at least 66 2/3% of the voting power of shares of stock issued and outstanding and entitled to vote generally in the election of directors (voting together as a single class) at a meeting of the stockholders provided notice of the proposed amendment, alteration or new Bylaws shall be included in the notice of the meeting. Except as set forth below, the Board of Directors, by a vote of (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, the entire Board of Directors at any meeting, may amend these Bylaws, including any bylaw adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors. Notwithstanding anything to the contrary set forth herein, the Bylaws set forth in Section 1.06, Section 2.01 and this Section 7.07, may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of stock issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class.
Section 7.08 Section Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

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